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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): August 16, 1999


                         Commission file number 1-12215


                         QUEST DIAGNOSTICS INCORPORATED
                               One Malcolm Avenue
                               Teterboro, NJ 07608
                                  (201)393-5000


                                    DELAWARE
                            (State of Incorporation)


                                   16-1387862
                     (I.R.S. Employer Identification Number)

                        Exhibit Index appears on Page 5
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On August 16, 1999, Quest Diagnostics Incorporated (the "Company") completed the acquisition of the clinical laboratory business of SmithKline Beecham plc ("SmithKline Beecham") for approximately $1.3 billion. Pursuant to the Stock and Asset Purchase Agreement dated as of February 9, 1999, as amended, the Company acquired all of the outstanding shares of SBCL, Inc., a holding company which owns all of the shares of capital stock of SmithKline Beecham Clinical Laboratories, Inc. ("SBCL"). SBCL is one of the three largest independent clinical laboratories in the United States. The Company also acquired assets used in, and assumed liabilities relating to, the non-United States clinical laboratory testing business of SmithKline Beecham and its affiliates, including the clinical trials segment of the business. The acquisition will be accounted for under the purchase method of accounting.

         Management believes the acquisition will accelerate the Company's earnings growth rate, generate savings exceeding $100 million annually after three years, and be accretive to earnings in 2000 before special charges related to the transaction. However, it is expected to have an adverse impact on profitability during the first year after the closing of the acquisition.*

         The purchase price was paid through the issuance of 12,564,336 shares of common stock of the Company, representing approximately 29% of the Company's outstanding common stock, and the payment of $1.025 billion in cash. The issuance of the shares to SmithKline Beecham pursuant to the transaction was approved by the stockholders of the Company at the annual meeting of stockholders held on June 29, 1999. The Company used existing cash funds and the borrowings under a new senior secured credit facility to fund the cash purchase price and related transaction costs of the acquisition, and to repay its existing bank debt plus interest.

         The new credit facility includes the following facilities: a $250 million six-year revolving credit facility; a $400 million six-year amortizing term loan; a $325 million seven-year term loan with minimal amortization until the seventh year; a $300 million eight-year term loan with minimal amortization until the eighth year; and a $50 million two-year capital markets term loan which does not amortize. (The Company had commitments for a $300 million capital markets facility but elected to use only $50 million of the commitment, and the balance of the capital markets commitment expired at the closing). Up to $75 million of the revolving credit facility may be used for letters of credit. At the closing, Quest Diagnostics borrowed approximately $1.075 billion under the term loans (including $50 million under the capital markets loan). The Company used approximately $75 million of the revolving credit facility to pay closing costs and to replace existing letters of credit; the balance of the revolving credit facility will be available for borrowing. The new credit facility is secured by substantially all tangible and intangible assets of the Company and by a guaranty from, and a pledge of all capital stock and tangible and intangible assets of, all of the Company's present and future wholly owned domestic subsidiaries other than certain joint ventures. The borrowings under the new credit agreement rank senior in priority of repayment to any subordinated

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* THESE ARE FORWARD-LOOKING STATEMENTS. SEE ITEM 1. "BUSINESS--CAUTIONARY
STATEMENT FOR PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995" CONTAINED IN THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K.

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indebtedness. Interest is based on certain published rates plus an applicable margin which will vary depending on the financial performance of the Company. The applicable margin will be reduced by 25 basis points after the repayment of the capital markets term loan. The credit agreement requires the Company to maintain interest rate hedge agreements covering a notional amount of not less than 50% of the principal amount outstanding of its net funded debt. The credit agreement contains various covenants and conditions including the maintenance of certain financial ratios and tests, and restricts the ability of the Company to, among other things, incur additional indebtedness and pay dividends on its common stock.

         The Company believes the financing under the new credit facility provides sufficient financial flexibility and access to funds to finance the costs to integrate the businesses of the Company and SBCL, to meet seasonal working capital requirements, to fund capital expenditures and to fund additional growth opportunities for the foreseeable future.*

         At the closing the Company entered into a number of agreements with SmithKline Beecham, including a stockholders agreement, a clinical trials agreement, and a transitional services agreement. The material terms of these agreements are described in the Company's proxy statement dated May 11, 1999 (the "Proxy Statement") sent to the Company's stockholders in connection with the annual meeting. During the ten year term of the stockholders agreement, SmithKline Beecham has the right to designate two nominees to the Company's Board of Directors (or three nominees if the Company's Board of Directors consists of more than ten directors) as long as SmithKline Beecham owns at least 20% of the outstanding common stock of the Company; and the right to designate one nominee as long as SmithKline Beecham owns at least 10% but less than 20% of the outstanding common stock of the Company. At SmithKline Beecham's direction, at the closing William R. Grant, a former director of SmithKline Beecham, and John Parker, Senior Vice President, Information Resources of SmithKline Beecham, were elected to the Company's Board of Directors, which following the closing consists of nine members.

         The stockholders agreement imposes limitations on the right of SmithKline Beecham to sell or vote its shares and prohibits SmithKline Beecham from acquiring in excess of 29.5% of the outstanding common stock of the Company. In conjunction with the transaction, the Board of Directors of the Company approved an amendment to the preferred share purchase rights of the Company's common stock. Under the amendment, stockholders would not have the right to purchase shares of common stock as a result of SmithKline Beecham's owning the shares of common stock issued in the transaction or SmithKline Beecham's acquisition of additional shares provided that SmithKline Beecham and its affiliates do not own more than 29.5% of the Company's outstanding common stock.

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* THESE ARE FORWARD-LOOKING STATEMENTS. SEE ITEM 1. "BUSINESS--CAUTIONARY
STATEMENT FOR PURPOSES OF THE `SAFE HARBOR' PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995" CONTAINED IN THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K.


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         At the closing the Company also entered into two data access agreements under which SmithKline Beecham has the right to use the Company's laboratory data. Under the first agreement, SmithKline Beecham has the right to use the data (a) within SmithKline Beecham and its affiliates and (b) in programs or services supplied to third parties in support of disease state categories for which SmithKline Beecham is developing, marketing, or selling pharmaceutical or vaccine products. Under the second agreement, SmithKline Beecham has the right, through a new entity to be formed ("Newco") in which the Company will receive approximately a 29.5% equity interest, to commercialize information programs or services that include laboratory data (but are materially enhanced by the inclusion of non-laboratory data). The Company is not required to advance funds to Newco but the Company's interest will be diluted if the Company does not advance funds and/or other parties invest in Newco. If SmithKline Beecham does not organize Newco within 12 months following the closing, the Company can terminate the second agreement. Both agreements restrict disclosure of data that would identify the patient or payor without appropriate authorization. Following an initial term ending 42 months following the closing, each data access agreement can be renewed by SmithKline Beecham or Newco, as the case may be, for seven successive one-year renewal options. The fees payable during the initial term will be below market prices, but during the renewal terms will generally be determined based on the most favorable rate that the Company charges third parties for similar access to and use of the Company's laboratory data.

         The Proxy Statement includes detailed information concerning the transaction, including the background of the transaction, the reasons for the transaction, the factors considered by the Company's Board of Directors in approving the transaction and the opinion of the Company's financial advisor.

ITEM 7. FINANCIAL STATEMENTS AND SCHEDULES

         a. Financial Statements of businesses acquired.

         The combined financial statements of SBCL and certain related affiliates as of December 31, 1998 and 1997 and for the three years ended December 31, 1998, 1997 and 1996 are incorporated by reference to Appendix F of the Company's Definitive Proxy Statement dated May 11, 1999.

         The combined interim financial statements of SBCL and certain related affiliates as of June 30, 1999 and for the six months ended June 30, 1999 and 1998 will be filed by amendment by November 1, 1999.

         b. Pro forma financial information.

         The unaudited pro forma combined balance sheet of the Company as of June 30, 1999 and the unaudited pro forma combined statements of operations of the Company for the six months ended June 30, 1999 and the year ended December 31, 1998 will be filed by amendment by November 1, 1999.


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         c. Exhibits

1.       Bylaws of the Company, as amended.

2. Amendment No. 1 effective as of July 1, 1999 to the Rights Agreement dated as of December 31, 1996 between the Company and Harris Trust and Savings Bank.

3. Stock and Asset Purchase Agreement dated as of February 9, 1999 among SmithKline Beecham plc, SmithKline Beecham Corporation and the Company (the "Stock and Asset Purchase Agreement")(incorporated by reference to Appendix A of the Company's Definitive Proxy Statement dated May 11,
         1999).

4.       Amendment No. 1 dated August 6, 1999 to the Stock and Asset Purchase
         Agreement.

5. Non-Competition Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company.

6. Stockholders Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company.

7. Category One Data Access Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company.

8. Category Three Data Access Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company.

9. Participation Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company.

10. Global Clinical Trials Agreement dated as of August 16, 1999 between SmithKline Beecham plc and the Company

11. Credit Agreement dated as of August 16, 1999 among the Company, as Borrower, the Guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arranger and Syndication Agent, Banc of America Securities LLC, as Joint Lead Arranger, Bank of America, N.A., as Administrative Agent, Wachovia Bank N.A., as Co-Documentation Agent, The Bank of New York, as Co-Documentation Agent and the Lenders party thereto.

12. Security Agreement dated as of August 16, 1999 among the Company, each of the Guarantors party thereto and Bank of America, N.A., as Administrative Agent.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     August 16, 1999


                                     QUEST DIAGNOSTICS INCORPORATED


                                     By:________________________________________
                                     Name: Robert A. Hagemann
                                     Vice President and Chief Financial Officer


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